                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: APRIL 5, 2005
                        (Date of earliest event reported)

                             LIBERTY SELF-STOR, INC.
             (Exact name of registrant as specified in its charter)

         MARYLAND                    000-30502                  94-6542723
(State or other jurisdiction        (Commission              (I.R.S. Employer
    of incorporation)               File Number)            Identification No.)


      8500 STATION STREET, SUITE 100
               MENTOR, OHIO                                 44060
(Address of principal executive offices)                  (Zip Code)


                                 (440) 974-3770
              (Registrant's telephone number, including area code)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 5, 2005, Liberty Self-Stor, Inc. completed the sale of substantially all of its assets. Liberty Self-Stor, Ltd., a wholly-owned subsidiary of our operating partnership, LSS I Limited Partnership (Liberty Self-Stor, Inc., LSS I Limited Partnership and Liberty Self-Stor, Ltd. are together referred to in this report as the "Company"), sold substantially all of the Company's assets, including its self-storage facilities to U-Store-It, L.P. (f.k.a. Acquiport/Amdsell I Limited Partnership)("U-Store-It") for a cash purchase price of $33.7 million, subject to certain prorations. We have a 29.9% equity interest in the operating partnership. Richard M. Osborne, our Chairman of the Board and Chief Executive Officer, Thomas J. Smith, our President and Chief Operating Officer, and Retirement Management Company, of which Mr. Osborne is the sole stockholder, have the remaining 70.1% equity interest in the operating partnership. After the satisfaction of outstanding debts and other liabilities and the payment of transaction costs, the consideration allocated to Liberty Self-Stor, Inc. for the sale of the properties was approximately $2.6 million. Liberty Self-Stor II, Ltd., a company owned by Mr. Osborne, was a party to the agreement and sold substantially all of its assets to U-Store-It as well.

Holders of our common stock will receive a special dividend of $0.20 per share payable by us to our stockholders of record at the close of business on April 13, 2005. We expect that our stockholders will receive the special dividend payment on or about April 22, 2005.

The Company continues to operate its Painesville and Gahanna, Ohio facilities.

At this time, our board of directors has not determined our future business plans. We intend to investigate and evaluate available business opportunities. We may pursue a business combination with a private business that wishes to take advantage of our public company status, but at the present time, there are no agreements, understandings or arrangements with respect to any particular transaction.

ITEM 9.01.        FINANCIAL STATEMENTS, AND EXHIBITS

     (b)  Pro forma financial information for the transaction reported in Item
          2.01 will be filed by June 15, 2005

     (c)  Exhibits:
          10.1 Contract, dated as of September 7, 2004, among Acquiport/Amsdell I Limited Partnership and/or its nominee, Liberty Self-Stor, Ltd. and Liberty Self-Stor II, Ltd. (incorporated herein by reference to
          Exhibit 10.1 of the Form 8-K of the Registrant filed with the Securities and Exchange Commission on September 10, 2004).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LIBERTY SELF-STOR, INC.


                                    By: /s/ Thomas J. Smith
                                        ----------------------------------------
                                    Name: Thomas J. Smith
                                    Title: President and Chief Operating Officer

Dated: April 8, 2005


                                       3